Exhibit 10.3
EVERI HOLDINGS INC.
EXECUTIVE CHAIR
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN
Everi Holdings Inc. (the “Company”) has granted to the Participant an award of Restricted Stock Units (“RSUs”) under the Company's Amended and Restated 2014 Equity Incentive Plan (as the same may be amended and/or amended and restated from time to time, the “Plan”), each of which represents the right to receive one (1) share of Stock or a cash payment (as provided below), as applicable (the “Award”) on the applicable Settlement Date. The Participant is not eligible to make an election to receive other compensation in exchange or in substitution for this Award.

Notwithstanding anything to the contrary herein, the terms and conditions contained below under the heading “Superseding Agreement” shall apply if and only if the transactions contemplated by the Agreement and Plan of Merger dated as of July 26, 2024 by and among the Company, International Game Technology PLC, Ignite Rotate LLC, Voyager Parent, LLC, and Voyager Merger Sub, Inc. (the “Merger Agreement”) are consummated prior to the final Settlement Date of the Award.

Participant:	Award Number:
Date of Grant:
Total Number of Units:	(subject to adjustment as provided by the Restricted Stock Units Agreement).
Vesting Start Date:
Vested Units:
Subject to the acceleration of vesting as provided below under “Termination of Service” and “Change in Control,” and the provisions provided below under “Superseding Agreement,” and except as provided in the Restricted Stock Units Agreement and provided that the Participant's Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) as of any date is determined by multiplying the Total Number of Units by the “Vested Ratio” determined as of such date, as follows:

Vested Ratio
	Prior to the one (1)-year anniversary of the Vesting Start Date	0
	On the one (1)-year anniversary of the Vesting Start Date	1/1 (100%)
Settlement Date:
Shares (or cash as provided below under the heading “Superseding Agreement”) shall be settled and delivered (provided that such delivery is otherwise in accordance with federal and state securities laws) with respect to Vested Units as soon as practicable following the date on which a Unit becomes a Vested Unit.

Termination of Service – Death or Disability:	Upon the death or Disability of the Participant, vesting shall fully accelerate, and the Vested Ratio shall be 1/1 (100%).
Termination of Service – Other than Death or Disability
Participant's Service shall include as Executive Chairman of the Board of Directors. If the Participant's Service is terminated for any reason other than death or Disability, all Units that are not Vested Units shall be immediately forfeited.

Change in Control:
Upon the occurrence of a Change in Control other than in connection with the Merger Agreement) prior to the first anniversary of the Vesting Start Date, if (i) the Award is not assumed, continued, or substituted by the Acquiror as described in Section 13.1(b) of the Plan, or (ii) the Award is assumed, continued, or substituted by the Acquiror as described in Section 13.1(b) of the Plan and the Participant's Service terminates as a result of Involuntary Termination (as defined in Section 13.1(a) of the Plan) within ten (10) days prior to the Change in Control, or within twenty four (24) months thereafter, then vesting shall fully accelerate and the Vested Ratio shall be 1/1 (100%).

Superseding Agreement:
Notwithstanding anything to the contrary herein, the following treatment applies if and only if the transactions contemplated by the Merger Agreement are consummated prior to the final Settlement Date of the Award:
The Pro-Rata Portion (as defined below) of this Award will be converted into a cash-based award in accordance with the terms set forth in Section 1.6 of the Merger Agreement.
Any portion of this Award that is not the Pro-Rata Portion shall be cancelled for no consideration at the Closing (as defined in the Merger Agreement), and the portion of the Award that is the Pro-Rata Portion shall be subject to ratable time-based vesting over the original vesting period provided above, provided that the Participant remains in Service as of the applicable Settlement Date.
In addition, if the Participant’s Service is terminated without Cause (as defined in the Plan) upon a Change in Control or within twenty four (24) months thereafter, the Pro-Rata Portion of the Award shall fully accelerate and be paid out within 30 days after such termination.
The “Pro-Rata Portion” of this Award is determined by multiplying the number of shares above by a fraction, (1) the numerator of which is equal to the number of days that have elapsed from the Date of Grant through the date of the Closing plus 90, and (2) the denominator of which is 365.

Interference with Business:
Participant acknowledges that the Award is being made available to Participant due, in part, to Participant's position in the Company, which position by its nature necessitates Participant's ongoing and future access to the Company's and its affiliates' Proprietary Information. Participant acknowledges that Participant will have access to the Company's and its affiliates' new and additional Proprietary Information (as defined below), including confidential information and trade secrets, and that the Award is consideration for Participant's obligation to comply with the restricted covenants herein. The restrictive covenants herein are ancillary to this Award and the Agreement, which both Participant and the Company agree comprise an otherwise enforceable agreement.
Participant agrees that (i) during Participant's Service, and (ii) for a period of one (1) year after termination of Participant's Service, Participant shall not, within the United States, directly or indirectly, either for Participant or for any other individual, corporation, partnership, joint venture or other entity (including, without limitation, any division, group, or franchise of a larger organization), whether as an employee, consultant, or independent contractor, member of a board of directors or in any other capacity, perform any work or service related to or similar to any work or service Participant performed or about which Participant obtained Proprietary Information during Participant's service, including but not limited to the development, production, marketing, soliciting or selling or products or services competitive with the products or services being, or proposed to be, developed, produced, marketed or sold by any Company business unit, division or department. Nor shall Participant participate in any business (including, without limitation, any division, group, or franchise of a larger organization) anywhere in the United States that engages in or that proposes to engage in any business in which the Company or any affiliate of the Company is engaged.
Participant also agrees that (i) during Participant's Service, and (ii) for a period of one (1) year after termination of Participant's Service, Participant shall not directly or indirectly, either for Participant or for any other individual, corporation, partnership, joint venture or other entity, divert or attempt to divert from the Company or any affiliate of the Company any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, business partners or suppliers. Participant also agrees that during Participant's Service, and (ii) for a period of one (1) year after termination of Participant's Service, Participant shall not directly or indirectly solicit, induce, recruit or encourage any person employed by the Company or any affiliate of the Company to terminate his or her employment. Participant and Company agree that the geographic restriction of the entire United States is necessary due to the operations and reach of the Company's business being national in character as well as the geographic restriction being co-extensive with the area in which the Company does business. Participant and Company further agree that the reasonableness of this geographic limitation is supported by the limited temporal limitation of these restrictive covenants, which are reasonably related to the Company's business development needs. For purposes of the foregoing, the term “participate in” shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise).
Participant and Company agree that injunctive relief as well as all other appropriate equitable relief will be available, both temporarily and permanently, to provide relief or restrain any breach and enforce all obligations under this Award and the Agreement without showing or proving any actual money damage, as such damages alone may be an inadequate remedy for any such breach.
In the event Participant breaches any restriction contained in this Award and the Agreement, Participant hereby agrees that the applicable period of restriction shall be extended by one day for each day the Participant is found to have been in violation of such restriction up to, but not to exceed, the length of time that is equal in length to the period of restriction that would have applied absent the violation.
“Proprietary Information” means all information and any idea in whatever form, tangible or intangible, whether disclosed to or learned or developed by Participant, pertaining in any manner to the business of the Company or to the Company's affiliates, consultants, or business associates, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in Participant's possession or part of Participant's general knowledge prior to Participant's employment by the Company; or (iii) the information is disclosed to Participant without confidential or proprietary restrictions by a third party who rightfully possesses the information (without confidential or proprietary restrictions) and did not learn of it, directly or indirectly, from the Company. Participant further understands that the Company considers the following information to be included, without limitation, in the definition of Proprietary Information: (A) schematics, techniques, employee suggestions, development tools and processes, computer printouts, computer programs, design drawings and manuals, electronic codes, formulas and improvements; (B) information about costs, profits, markets, sales, customers, prospective customers, customer contracts (including without limitation the terms and conditions of such customer contracts) and bids; (C) plans for business, marketing, future development and new product concepts; (D) customer lists, and distributor and representative lists; (E) all documents, books, papers, drawings, models, sketches, and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been or will be given to the Participant by the Company (or any affiliate of it), as well as written or verbal instructions or comments; (F) any information or material not described in (A)-(E) above which relate to the Company's inventions, technological developments, “know how”, purchasing, accounts, merchandising, or licensing; (G) employee personnel files and information about employee compensation and benefits; and (H) any information of the type described in (A)-(G) above which the Company has a legal obligation to treat as confidential, or which the Company treats as proprietary or designates as confidential, whether or not owned or developed by the Company.
Participant acknowledges that Participant's fulfillment of the obligations contained in the section, including, but not limited to, Participant's obligation not to interfere with the Company's business as provided above, is necessary to protect the Proprietary Information and, consequently, to preserve the value and goodwill of the Company. Participant further acknowledges the time, geographic and scope limitations of Participant's obligations as described above are reasonable, especially in light of the Company's desire to protect its Proprietary Information, and that Participant will not be precluded from gainful employment if Participant is obligated not to compete with the Company during the specified period and within the specified geography.
The covenants contained herein shall be construed as a series of separate covenants, one for each state, province, country and other political subdivision. Except for geographic coverage, each such separate covenant shall be deemed identical in terms of the covenant contained herein. In the event that the scope, territory or period of time of any separate covenant is determined to be unenforceable by a court of competent jurisdiction, the court, if allowed under applicable law, shall reduce the scope, territory or period of time of that separate covenant to a level that the court deems enforceable and the remaining separate covenants, as well as all other terms and covenants in this Grant Notice, shall be valid and be enforceable to the fullest extent permitted by law. In the event that any separate covenant is found to be unenforceable in its entirety, the court, if allowed under applicable law, shall eliminate such covenant from this Grant Notice in that case and the remaining separate covenants, as well as all other terms and covenants in this Grant Notice, shall be valid and be enforceable to the fullest extent permitted by law. The covenants set forth herein are intended to be enforced to the maximum degree permitted by law.

Participant and Company agree that injunctive relief as well as all other appropriate equitable relief will be available, both temporarily and permanently, to provide relief or restrain any breach and enforce all obligations under this Award and the Agreement without showing or proving any actual money damage, as such damages alone may be an inadequate remedy for any such breach.
In the event Participant breaches any restriction contained in this Award and the Agreement, Participant hereby agrees that the applicable period of restriction shall be extended by one day for each day the Participant is found to have been in violation of such restriction up to, but not to exceed, the length of time that is equal in length to the period of restriction that would have applied absent the violation.
“Proprietary Information” means all information and any idea in whatever form, tangible or intangible, whether disclosed to or learned or developed by Participant, pertaining in any manner to the business of the Company or to the Company's affiliates, consultants, or business associates, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in Participant's possession or part of Participant's general knowledge prior to Participant's employment by the Company; or (iii) the information is disclosed to Participant without confidential or proprietary restrictions by a third party who rightfully possesses the information (without confidential or proprietary restrictions) and did not learn of it, directly or indirectly, from the Company. Participant further understands that the Company considers the following information to be included, without limitation, in the definition of Proprietary Information: (A) schematics, techniques, employee suggestions, development tools and processes, computer printouts, computer programs, design drawings and manuals, electronic codes, formulas and improvements; (B) information about costs, profits, markets, sales, customers, prospective customers, customer contracts (including without limitation the terms and conditions of such customer contracts) and bids; (C) plans for business, marketing, future development and new product concepts; (D) customer lists, and distributor and representative lists; (E) all documents, books, papers, drawings, models, sketches, and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been or will be given to the Participant by the Company (or any affiliate of it), as well as written or verbal instructions or comments; (F) any information or material not described in (A)-(E) above which relate to the Company's inventions, technological developments, “know how”, purchasing, accounts, merchandising, or licensing; (G) employee personnel files and information about employee compensation and benefits; and (H) any information of the type described in (A)-(G) above which the Company has a legal obligation to treat as confidential, or which the Company treats as proprietary or designates as confidential, whether or not owned or developed by the Company.
Participant acknowledges that Participant's fulfillment of the obligations contained in the section, including, but not limited to, Participant's obligation not to interfere with the Company's business as provided above, is necessary to protect the Proprietary Information and, consequently, to preserve the value and goodwill of the Company. Participant further acknowledges the time, geographic and scope limitations of Participant's obligations as described above are reasonable, especially in light of the Company's desire to protect its Proprietary Information, and that Participant will not be precluded from gainful employment if Participant is obligated not to compete with the Company during the specified period and within the specified geography.
The covenants contained herein shall be construed as a series of separate covenants, one for each state, province, country and other political subdivision. Except for geographic coverage, each such separate covenant shall be deemed identical in terms of the covenant contained herein. In the event that the scope, territory or period of time of any separate covenant is determined to be unenforceable by a court of competent jurisdiction, the court, if allowed under applicable law, shall reduce the scope, territory or period of time of that separate covenant to a level that the court deems enforceable and the remaining separate covenants, as well as all other terms and covenants in this Grant Notice, shall be valid and be enforceable to the fullest extent permitted by law. In the event that any separate covenant is found to be unenforceable in its entirety, the court, if allowed under applicable law, shall eliminate such covenant from this Grant Notice in that case and the remaining separate covenants, as well as all other terms and covenants in this Grant Notice, shall be valid and be enforceable to the fullest extent permitted by law. The covenants set forth herein are intended to be enforced to the maximum degree permitted by law.

[SIGNATURE PAGE TO FOLLOW]

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company's internal web site and may be viewed and printed by the Participant for attachment to the Participant's copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

EVERI HOLDINGS INC.	PARTICIPANT

By:	Name:
Signature: ____
Date:
Address:
Address:

ATTACHMENTS:    Amended and Restated 2014 Equity Incentive Plan, as amended to the Date of Grant;
Restricted Stock Units Agreement; and Plan Prospectus

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